EXHIBIT 4.7

RED LION HOTELS CORPORATION

AND

Trustee

INDENTURE

Dated as of

Debt Securities

Reconciliation and tie between

Trust Indenture Act of 1939, as amended,

and the Indenture

Trust Indenture Act Section	Indenture Section
§310(a)(1)	6.8
(a)(2)	6.8
(b)	6.9
§312(a)	7.1
(b)	7.2
(c)	7.2
§313(a)	7.3
(b)(2)	7.3
(c)	7.3
(d)	7.3
§314(a)	7.4
(c)(1)	1.2
(c)(2)	1.2
(e)	1.2
(f)	1.2
§316(a) (last sentence)	1.1
(a)(1)(A)	5.2, 5.12
(a)(1)(B)	5.13
(b)	5.8
§317(a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§318(a)	1.8

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

INDENTURE (the “Indenture”), dated as of                      , between RED LION HOTELS CORPORATION, a corporation existing under the laws of the State of Washington with its principal executive offices at 201 W. North River Drive, Suite 100, Spokane, Washington 99201 (the “Company”), and                 , as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions; Rules of Construction

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted as of the date hereof;

(4) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);

(6) provisions apply to successive events and transactions;

(7) any reference to gender includes the masculine, feminine and the neuter, as the case may be;

(8) references to agreements and other instruments include subsequent amendments thereto and restatements thereof;

(9) “including” means “including without limitation”;

(10) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;

(11) all references to articles, sections and exhibits (and subparts thereof) are to this Indenture; and

(12) any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act,” when used with respect to any Holders, has the meaning specified in Section 1.4.

“Additional Amounts” means any additional amounts which are required by this Indenture or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

“Additional Interest” means any additional interest which is required by any Security to be paid as a result of a failure on the party of the Company duly to observe or perform the covenants and agreements set forth in Section 7.4.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange at the relevant time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Board of Directors” means:

(1) with respect to the Company, the board of directors of the Company or any committee of the board of directors of the Company duly authorized to act generally or in any particular respect for the Company under this Indenture;

(2) with respect to any other corporation, the board of directors of the corporation or any authorized committee thereof;

(3) with respect to a limited liability company, the managing member or managing members of such limited liability company or any authorized committee thereof;

(4) with respect to a partnership, the board of directors of the general partner of the partnership or any authorized committee thereof; and

(5) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of one or more resolutions (which may be standing resolutions), certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another Place of Payment are authorized or required by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or any successor agency.

“Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by the Chairman of the Board of Directors of the Company, a Vice Chairman, the President, a Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary or other person authorized by resolution of the Board of Directors of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee shall at any particular time be administered, which office at the date of original execution of this Indenture is located at                         .

“Corporation” includes corporations and limited liability companies and, except for purposes of Article 8, associations, companies (other than limited liability companies) and business trusts.

“Currency” means, with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s Corporation, CUSIP Service Bureau.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof (other than a Depositary or its nominee) issued under this Indenture pursuant to Section 3.1 and Section 3.5.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Security” means a Security issued under this Indenture in global form pursuant to Section 3.1, bearing the legend set forth in Section 2.3 and deposited with, or on behalf of, and registered in the name of, the Depositary or its nominee.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on any Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of the United States or such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a Depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a Depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such Depositary receipt.

“Holder” means, in the case of any Registered Security, the Person in whose name such Security is registered in the Security Register.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security of any series, by the terms and provisions of such Security established pursuant to Section 3.1 (as such terms and provisions may be amended pursuant to the applicable provisions hereof); provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 3.1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

“Independent Registered Public Accounting Firm” means a firm of accountants that, with respect to the Company and any other obligor under the Securities, is an independent registered public accounting firm within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent registered public accounting firm regularly retained by the Company or who may be another independent registered public accounting firm. Such firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“interest” means any interest specified in any Security as being payable with respect to that Security, including any Additional Interest when used with respect to a Security which provides for the payment of Additional Interest, and, with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 10.4, includes such Additional Amounts.

“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 1.16.

“Legal Holiday” has the meaning specified in Section 1.14.

“Maturity” means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the Redemption Date.

“New York Banking Day” has the meaning specified in Section 1.16.

“Office” or “Agency,” means, with respect to any Securities, an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 10.2 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 10.2 or, to the extent designated or required by Section 10.2 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, a Vice Chairman, the Chief Executive Officer, the President, any Vice President (without regard to qualifiers such as “Executive” or “Senior”), the Chief Operating Officer, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person or other Person authorized by resolution of the Board of Directors of such Person.

“Officer’s Certificate” means a certificate signed by an Officer, that, if applicable, complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel that, if applicable, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides, at any time prior to the final Stated Maturity of such Security, for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration pursuant to Section 5.2.

“Outstanding” means, when used with respect to any Securities, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(1) any such Security theretofore cancelled by the Trustee or delivered to the Trustee for cancellation including Securities tendered and exchanged for other securities of the Company;

(2) any such Security of any series for which payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 4.2) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such series of Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) any such Security of any series with respect to which the Company has effected defeasance or covenant defeasance pursuant to the terms hereof, except to the extent provided in Section 4.2;

(4) any such Security which has been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a “protected purchaser” (as such term is defined in the New York Uniform Commercial Code) in whose hands such Security is a valid obligation of the Company; and

(5) any such Security converted or exchanged as contemplated by this Indenture into Common Stock or other securities, cash or other property, if the terms of such Security provide for such conversion or exchange pursuant to Section 3.1;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities of such series for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.2 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer actually knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of a Responsible Officer (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or an Affiliate of the Company or such other obligor.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Paying Agent” means any Person authorized by the Company to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security on behalf of the Company.

“Person” or “person” means any individual, corporation, partnership, joint venture, joint-stock company, association, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

“Place of Payment” means, with respect to any Security, the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.

“Redemption Date” means, with respect to any Security or portion thereof to be redeemed, each date fixed for such redemption by or pursuant to this Indenture or such Security.

“Redemption Price” means, with respect to any Security or portion thereof to be redeemed, the price at which it is to be redeemed including, if applicable, accrued and unpaid interest and Additional Amounts as determined by or pursuant to this Indenture or such Security.

“Registered Security” means any Security established pursuant to Section 2.1 which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the “Regular Record Date.”

“Required Currency” has the meaning specified in Section 1.16.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office with direct responsibility for the administration of this Indenture, and also, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities,” with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register,” “Security Registrar” and “Registrar” have the respective meanings specified in Section 3.5.

“series” means a series of Securities established under this Indenture.

“Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity” means, with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean only the Trustee with respect to the Securities of such series.

“United States” means, except as otherwise provided in or pursuant to this Indenture or any Security, the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“United States Alien” means, except as otherwise provided in or pursuant to this Indenture or any Security, any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“U.S. Depositary” or “Depositary” means, with respect to any Security issuable or issued in the form of one or more Global Securities, the Person designated as U.S. Depositary or Depositary by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “U.S. Depositary” or “Depositary” shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

“Vice President” means, when used with respect to the Company or the Trustee, any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

Section 1.2 Compliance Certificates and Opinions

Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant or covenant provided for in this Indenture (other than a certificate delivered pursuant to Section 10.6) shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any certificate, statement or opinion of an Officer of the Company or any Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 1.4 Acts of Holders

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (including instruments in electronic, digital or other machine-readable form) of substantially similar tenor signed by such Holders (whether in person or through signatures in electronic, digital or other machine-readable form) or by an agent duly appointed in writing (including writings in electronic, digital or other machine-readable form) or may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article 15, or a combination of such instruments or record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments or record or both (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section 1.4. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.6.

Without limiting the generality of this Section 1.4, unless otherwise provided in or pursuant to this Indenture, a Holder, including a U.S. Depositary that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a U.S. Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such U.S. Depositary’s standing instructions and customary practices.

The Trustee may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any permanent Global Security held by a U.S. Depositary entitled under the procedures of such U.S. Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders.

(2) The fact and date of the execution by any Person of any such instrument or writing referred to in this Section 1.4 may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.4.

(3) The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(4) If the Company shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(5) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 1.5 Notices, etc., to Trustee and Company

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office; or

(2) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or airmail postage prepaid if sent from outside the United States, to the Company addressed to the attention of its Treasurer (with a copy to the General Counsel) at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6 Notice to Holders of Securities; Waiver

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of all or any series of any event, such notice shall be sufficiently given to Holders of Registered Securities of such series if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.7 Language of Notices

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication (with a copy in English to be provided to the Trustee).

Section 1.8 Incorporation by Reference of Trust Indenture Act; Trust Indenture Act Controls

(a) If any provision hereof limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the Trust Indenture Act through operation of Section 318(c) thereof on any person, such imposed duties shall control. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined in the Trust Indenture Act by reference to another statute or defined by SEC Rule have the meanings assigned to them by such definitions.

(b) If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 1.9 Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10 Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11 Separability Clause

In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12 Benefits of Indenture

Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authentication Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Governing Law; Waiver of Trial by Jury

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state. Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

Section 1.14 Legal Holidays

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of any Security, or the last date on which a Holder has the right to convert or exchange Securities of a series that are convertible or exchangeable shall not be a Business Day (a “Legal Holiday”) at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security other than a provision in any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, and such Securities need not be converted or exchanged on such date but such payment may be made, and such Securities may be converted or exchanged, on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity or on such last day for conversion or exchange, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or last day for conversion or exchange, as the case may be, to the next succeeding Business Day. If this Indenture provides for a time period that ends or requires performance of any non-payment obligation by a day that is not a Business Day, then such time period shall instead be deemed to end on, and such obligation shall instead be performed by, the next succeeding Business Day.

Section 1.15 Counterparts

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 1.16 Judgment Currency

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a Legal Holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 1.17 Limitation on Individual Liability

No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company or any successor, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

ARTICLE 2

SECURITIES FORMS

Section 2.1 Forms Generally

Each Registered Security and temporary or permanent Global Security or Definitive Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Officers executing such Security as evidenced by their execution of such Security.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without coupons and shall not be issuable upon the exercise of warrants.

Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the Officers of the Company executing such Securities, as evidenced by their execution of such Securities.

Section 2.2 Form of Trustee’s Certificate of Authentication

Subject to Section 6.12, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

, as Trustee

By
Authorized Signatory

Dated:

Section 2.3 Securities in Global Form

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in permanent global form. If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges, redemptions or transfer of beneficial interests from one Global Security to another Global Security. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 3.3 or Section 3.4 with respect thereto. Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.3 or Section 3.4 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Global Security shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel.

Notwithstanding the provisions of Section 3.7, unless otherwise specified in or pursuant to this Indenture or any Securities, payment of principal of, any premium and interest on, and any Additional Amounts in respect of, any Security in temporary or permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 3.8 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities as is represented by a Global Security in the case of a Global Security in registered form, the Holder of such Global Security in registered form.

Each Global Security shall bear a legend in substantially the following form (unless otherwise specified by the Depositary):

“THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.”

ARTICLE 3

THE SECURITIES

Section 3.1 Amount Unlimited; Issuable in Series

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto,

(1) the title of such Securities and the series, including CUSIP numbers in which such Securities shall be included;

(2) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.4, Section 3.5, Section 3.6, Section 9.6 or Section 11.7, upon repayment in part of any Registered Security of such series pursuant to Article 13 or upon surrender in part of any Registered Security for conversion or exchange into Common Stock or other securities, cash or other property pursuant to its terms, or pursuant to the terms of such Securities and except for any Securities, which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

(3) if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 3.5, and (iii) the name of the Depositary or the U.S. Depositary, as the case may be, with respect to any Global Security;

(4) the date as of which any Global Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

(5) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such Securities is payable;

(6) the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Registered Securities on any Interest Payment Date, whether and under what circumstances Additional Interest on such Securities or any of them shall be payable, whether and under what circumstances Additional Amounts on such Securities or any of them shall be payable, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7) if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities that are Registered Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served, the extent to which, or the manner in which, any interest payment or Additional Amounts on a Global Security on an Interest Payment Date, will be paid and the manner in which any principal of or premium, if any, on any Global Security will be paid;

(8) whether any of such Securities are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

(9) whether the Company is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

(10) the denominations in which any of such Securities that are Registered Securities shall be issuable if other than denominations of $1,000 and any multiple of $1,000 in excess thereof;

(11) whether the Securities of the series will be convertible into shares of Common Stock and/or exchangeable for other securities, cash or other property of the Company or of any other Person, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(12) if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the method by which such portion is to be determined;

(13) if other than Dollars, the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable;

(14) if the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities are to be payable, at the election of the Company or a Holder thereof or otherwise, in Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Holder thereof or otherwise, in a Foreign Currency;

(15) whether the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to such Securities may be determined with reference to an index, formula, financial or economic measure or other method or methods (which index, formula, measure or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

(16) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to any of such Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(17) whether either or both of Section 4.2(2) relating to defeasance or Section 4.2(3) relating to covenant defeasance shall not be applicable to the Securities of such series, and any covenants relating to the Securities of such series which shall be subject to covenant defeasance, and, if the Securities of such series are subject to repurchase or repayment at the option of the Holders thereof, whether the Company’s obligation to repurchase or repay such Securities will be subject to defeasance or covenant defeasance, and any deletions from, or modifications or additions to, the provisions of Article 4 in respect of the Securities of such series;

(18) whether any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered;

(19) if there is more than one Trustee or a Trustee other than                     , the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;

(20) whether the Securities are senior or subordinated debt securities, and if subordinated debt securities, the terms of such subordination;

(21) whether the Securities of the series will be guaranteed by any Persons and, if so, the identity of such Persons, the terms and conditions upon which such Securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors and may be released;

(22) whether the Securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such Securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor and may be released; and

(23) any other terms of such Securities and any deletions from or modifications or additions to this Indenture in respect of such Securities.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided by the Company in or pursuant to the Board Resolution and set forth in the Officer’s Certificate or in any indenture or indentures supplemental hereto pertaining to such series of Securities. The terms of the Securities of any series may provide, without limitation, that the Securities of such series shall be authenticated and delivered by the Trustee on original issue from time to time in accordance with such procedures as are acceptable to the Trustee (including authentication and delivery by the Trustee on original issue from time to time upon telephonic or written order of persons designated in the Officer’s Certificate or supplemental indenture (telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with such Officer’s Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Officer’s Certificate or supplemental indenture). All Securities of any one series need not be issued at the same time and, unless otherwise so provided by the Company, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities. If any of the terms of the Securities of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of such series.

Section 3.2 Currency; Denominations

Unless otherwise provided in or pursuant to this Indenture or any Security, the principal of, any premium and interest on and any Additional Amounts with respect to, the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without coupons in denominations of $1,000 or any integral multiple of $1,000 in excess thereof. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 3.3 Execution; Authentication; Delivery and Dating

Securities shall be executed on behalf of the Company by any Officer of the Company. The signature of any such Officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, executed by the Company, to the Trustee for authentication and, provided that the Board Resolution and Officer’s Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 3.1 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon an Opinion of Counsel and an Officer’s Certificate that contain the statements required by Section 1.2.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate or Company Order otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued. This paragraph shall not be applicable to Securities of a series that are issued as part of a reopening pursuant to the last paragraph of Section 3.1.

Each Registered Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.2 or Section 6.12 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.4 Temporary Securities

Pending the preparation of Definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 3.3, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in the form of Global Securities.

Except in the case of temporary Global Securities, which shall be exchanged in accordance with the provisions thereof, if temporary Securities are issued, the Company shall cause Definitive Securities to be prepared without unreasonable delay. After the preparation of Definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such Definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securities of authorized denominations of the same series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary Global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of such series.

Section 3.5 Registration; Transfer and Exchange

With respect to the Registered Securities of each series, if any, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Securities of such series and of transfers of the Registered Securities of such series.

Such Office or Agency shall be the “Security Registrar” or “Registrar” for that series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the Trustee shall be the initial Security Registrar for each series of Securities. The Company shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.

A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Notwithstanding the foregoing, except as may be provided pursuant to Section 3.1, any Global Security or any beneficial interest therein shall be exchangeable for Definitive Securities only if (i) the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act, (iii) the Company (subject to the Applicable Procedures) executes and delivers to the Trustee a Company Order to the effect that such Global Security shall be so exchangeable or (iv) an Event of Default has occurred and is continuing with respect to such Securities. If the holder of a Global Security or the beneficial owners of interests in a Global Security are entitled to exchange such interests for Definitive Securities as the result of an event specified in clause (i), (ii), (iii) or (iv) of the preceding sentence, the Company shall promptly make available to the Trustee Definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such Global Security, executed by the Company. Such Global Security shall be surrendered from time to time by the U.S. Depositary or such other Depositary as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depositary or such other Depositary, as the case may be (which instructions shall be in writing but need not be contained in or accompanied by an Officer’s Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for Definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of Definitive Securities of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such Depositary or the U.S. Depositary, as the case may be, or such other Depositary or U.S. Depositary referred to above in accordance with the instructions of the Company referred to above. If a Registered portion of a Global Security is exchanged for Definitive Registered Securities after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Definitive Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.

The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following paragraphs, as applicable:

(1) Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (1).

(2) In connection with the transfer or exchange of beneficial interests in any Global Security to Persons who take delivery thereof in the form of a beneficial interest in a different Global Security, the transferor of such beneficial interest must deliver to the Registrar (i) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and such Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to this paragraph.

If any Holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security in the event of the occurrence of any of the conditions set forth in the third paragraph of this Section 3.5, then, upon delivery to the Registrar of (i) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in clause (i), the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly as described below, and the Company shall execute and, upon receipt of a Company Order pursuant to Section 3.3, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this paragraph shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of the applicable Global Security.

At the option of the Holder, Definitive Securities of any series may be exchanged for other Definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Definitive Securities to be exchanged at an Office or Agency. Whenever any Definitive Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Definitive Securities which the Holder making the exchange is entitled to receive.

Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this paragraph, the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Securities pursuant to the instructions from the Holder thereof.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 3.9. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the

Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, the principal amount of Securities represented by such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid and legally binding obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, signature guaranteed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof, signature guaranteed, or his or her attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.4, 3.6, 9.6 and 11.7 not involving any transfer.

Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of selection of Securities of like tenor and the same series under Section 11.3 for redemption and ending at the close of business on the day of such selection, (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment or purchase at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

The Registrar shall retain copies of all certificates, notices and other written communications received pursuant to this Section 3.5. The Company shall have the right to inspect and make copies of all such certificates, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

All certifications and certificates required to be submitted to the Registrar pursuant to this Section 3.5 to effect a registration of transfer or exchange may be submitted by facsimile, with an original of such document to be sent promptly thereafter.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities

If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 3.6, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or to a Responsible Officer that such Security has been acquired by a “protected purchaser” (as such term is defined in the New York Uniform Commercial Code), the Company shall execute and, upon the Company’s request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 3.6, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section 3.6, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7 Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to, any Registered Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to, any Registered Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Registered Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series pursuant to the provisions of this Indenture, at the option of the Company, interest on Registered Securities that bear interest may be paid by wire transfer in immediately available funds if the Holder of the Registered Security has provided to the Company and the Trustee wire instructions at least five Business Days prior to the applicable payment date or by check mailed to the address of that Holder as it appears on the books of the Securities Registrar if that Holder has not provided wire instructions; provided that any payment of principal (or premium, if any) in respect of any Security will be made only upon presentation and surrender of such Security at the applicable Office or Agency.

Subject to the foregoing provisions of this Section 3.7 and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Registered Security of any series that is convertible, which Registered Security is converted after any Regular Record Date and on or prior to the immediately succeeding Interest Payment Date (other than any Registered Security with respect to which the Maturity is prior to such Interest Payment Date), interest on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Registered Security (or one or more predecessor Registered Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Registered Security which is converted, interest with respect to which the Stated Maturity is after the date of conversion of such Registered Security shall not be payable.

Section 3.8 Persons Deemed Owners

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, any premium and (subject to Section 3.5 and Section 3.7) interest on and any Additional Amounts with respect to, such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.9 Cancellation

All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.9, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

Section 3.10 Computation of Interest

Except as otherwise provided in or pursuant to this Indenture, or in any Security, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 CUSIP and ISIN Numbers

The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP and ISIN numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.1 Satisfaction and Discharge

Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Company Order and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(1) either

(a) all Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities of such series the payment of money for which has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3); or

(b) all Securities of such series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, (x) money in an amount or (y) Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, money in the amount, or (z) a combination of (x) and (y) in an amount in the Currency in which such series of Securities are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and any Additional Amounts with respect to such Securities then determinable, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee under Section 4.3, if money, Government Obligations or a combination thereof shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 4.1, the obligations of the Company and the Trustee with respect to the Securities of such series under Section 3.4, Section 3.5, Section 3.6, Section 10.2 and Section 10.3, and the obligations of the Company with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 10.4 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 4.1(1)(b)), and with respect to any rights to convert or exchange such Securities into Common Stock or other securities, cash or other property shall survive such satisfaction and discharge.

Section 4.2 Defeasance and Covenant Defeasance

(1) Unless pursuant to Section 3.1, either or both of (i) defeasance of the Securities of a series under clause (2) of this Section 4.2 shall not be applicable with respect to the Securities of such series or (ii) covenant defeasance of the Securities of a series under clause (3) of this Section 4.2 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 4.2 (with such modifications thereto as may be specified pursuant to Section 3.1 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to such Securities, elect to have Section 4.2(2) or Section 4.2(3) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 4.2.

(2) Upon the Company’s exercise of the above option applicable to this Section 4.2(2) with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in clause (4) of this Section 4.2 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of the Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in clause (4) of this Section 4.2 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities when such payments are due, and any rights of such Holder to convert or exchange such Securities into Common Stock or other securities, cash or other property, (ii) the obligations of the Company and the Trustee with respect to such Securities under Section 3.4, Section 3.5, Section 3.6, Section 10.2 and Section 10.3 and the obligations of the Company with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.4 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 4.2(4)(a) below), and with respect to any rights to convert or exchange such Securities into Common Stock or other securities, cash or other property, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 4.2. The Company may exercise its option under this Section 4.2(2) notwithstanding the prior exercise of its option under clause (3) of this Section 4.2 with respect to such Securities.

(3) Upon the Company’s exercise of the above option applicable to this Section 4.2(3) with respect to any Securities of or within a series, (i) the Company shall be released from its obligations to comply with any term, provision or condition under Section 8.1 with respect to such Securities (and, to the extent specified pursuant to Section 3.1, any other restrictive covenant added for the benefit of such Securities) and (ii) unless otherwise specified pursuant to Section 3.1, the occurrence of any event specified in Section 5.1(7) shall not be deemed to be an Event of Default, in each case on and after the date the conditions set forth in clause (4) of this Section 4.2 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.1(4), Section 5.1(7) or otherwise, as the case may be, insofar as it relates to Section 8.1 and, to the extent specified pursuant to Section 3.1, any other restrictive covenant added for the benefit of such Security, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby; provided that the obligations of the Company with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.4 shall remain unsatisfied only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 4.2(4)(a) below; provided, further, that notwithstanding a covenant defeasance with respect to Section 8.1, any Person to whom a sale, assignment, transfer, lease, conveyance or other disposition is made pursuant to Section 8.1, shall as a condition to such sale, assignment, transfer, lease, conveyance or other disposition, assume by an indenture supplemental hereto in form satisfactory to the Trustee, executed by such successor Person and delivered to the Trustee, the obligations of the Company to the Trustee under Section 6.7 and the second to the last paragraph of Section 4.2.

(4) The following shall be the conditions to the application of clause (2) or (3) of this Section 4.2 to any Outstanding Securities of a series:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.8 who shall agree to comply with the provisions of this Section 4.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest or Additional Amounts then determinable, if any, on such Outstanding Securities at the Maturity of such principal or installment of principal or interest, provided that the Company shall specify whether such Outstanding Securities are being defeased to Stated Maturity or to the Redemption Date and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from non-compliance with any covenant from which the Company is released upon effectiveness of such defeasance or covenant defeasance, as applicable).

(d) In the case of an election under clause (2) of this Section 4.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that:

(i) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or

(ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion shall confirm that, subject to customary assumptions and exclusions, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e) In the case of an election under clause (3) of this Section 4.2, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 4.2 (as the case may be) have been complied with.

(g) If the Securities are to be redeemed prior to their Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

(h) Notwithstanding any other provisions of this Section 4.2(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.1.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 4.2 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Section 4.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 4.2 which, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 4.2.

Section 4.3 Application of Trust Money

Subject to the provisions of the last paragraph of Section 10.3, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 4.3, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 4.1 or Section 4.2 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 4.4 Qualifying Trustee

Any trustee appointed pursuant to Section 4.2 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance or covenant defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE 5

REMEDIES

Section 5.1 Events of Default

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officer’s Certificate establishing the terms of such series pursuant to this Indenture:

(1) default for 30 days in the payment when due of any interest on or any Additional Amount in respect of any Security of such series;

(2) default in the payment of the principal of or any premium on any Security of such series when the principal or premium becomes due and payable at Maturity;

(3) default in the deposit of any sinking fund payment when and as due by the terms of any Security of such series, subject to any cure period specified in any Security of such series;

(4) failure on the part of the Company duly to observe or perform any other of the covenants or agreements (other than those described in clause (1), (2) or (3) above) on the part of the Company with respect to that series contained in such Securities or otherwise established with respect to that series of Securities pursuant to Section 3.1 hereof or contained in this Indenture (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of one or more series of Securities other than such series), other than the covenant set forth in Section 7.4, and such failure shall continue for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” shall have been given to the Company by the Trustee, upon direction of Holders of at least 25% in principal amount of the Outstanding Securities of that series; provided, however, that if such failure is not capable of cure within such 60-day period, such 60-day period shall be automatically extended by an additional 60 days so long as (i) such failure is subject to cure, and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in GAAP shall not be deemed to be an Event of Default;

(5) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company under any applicable bankruptcy, insolvency, reorganization or other similar law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; an involuntary case shall be commenced under any applicable bankruptcy, insolvency, reorganization or other similar law in respect of the Company and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered and such order shall have remained in force unvacated and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days;

(6) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, shall consent to the filing of a bankruptcy proceeding against it, shall file a petition or answer or consent seeking liquidation or reorganization under any applicable bankruptcy, insolvency, reorganization or other similar law, shall consent to the filing of any such petition or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make a general assignment for the benefit of creditors; or

(7) any other Event of Default provided in or pursuant to the Indenture with respect to Securities of the series, provided that any such Event of Default that results from a change in GAAP shall not be deemed to be an Event of Default.

Section 5.2 Acceleration of Maturity; Rescission and Annulment

If an Event of Default specified in clause (5) or (6) of the definition thereof above occurs, the principal of all Securities shall automatically become due and payable without further action or notice, anything contained in this Indenture or the Securities of each series or established with respect to each series pursuant to Section 3.1 to the contrary notwithstanding. If (a) upon the occurrence and continuance of an Event of Default specified in clause (1) or (2) of the definition thereof, the Company and the Trustee receive notice in writing that Holders of not less than 25% in aggregate principal amount of the Outstanding Notes of that series, or (b) upon the occurrence and continuance of any other Event of Default other than an Event of Default specified in clause (1), (2), (5) and (6) of the definition thereof, the Company and the Trustee receive notice in writing that Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of that series, have declared the principal of all Securities of that series to be due and payable immediately, then upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Securities of that series or established with respect to that series to the contrary notwithstanding.

At any time after a declaration of acceleration or automatic acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereafter in this Article 5 provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul the declaration or automatic acceleration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum of money sufficient to pay (A) all overdue installments of interest on all Securities of such series and any Additional Amounts payable with respect thereto, (B) the principal of and any premium on any Securities of the series which have become due otherwise than by the declaration of acceleration or automatic acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided in such Securities, (C) interest upon overdue interest at the rate or rates prescribed therefor in such Securities and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, Securities of such series which shall have become due solely by the acceleration, shall have been cured or waived as provided in Section 5.3.

The sole remedy of the Holders for any failure on the part of the Company to duly observe or perform the covenants and agreements set forth in Section 7.4 shall be the right to receive Additional Interest if and to the extent required by any Security, under the circumstances specified therein.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee

The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Security, or any Additional Amounts payable with respect thereto, when such interest or Additional Amounts shall have become due and payable and such default continues for any cure period specified with respect to such Security,

(2) default is made in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on any Security at its Maturity; or

(3) default is made in the deposit of any sinking fund payment, when and as due by the terms of any Security and such default continues for any cure period specified with respect to such Security;

the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.7.

If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may, and if (A) an Event of Default specified in clause (1), (2), (5) or (6) of the definition thereof occurs and is continuing, and Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series direct, or (B) an Event of Default other than an Event of Default specified in clause (1), (2), (5) or (6) of the definition thereof occurs and is continuing, and Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series direct, so long as such Holders shall have provided the Trustee with such indemnity as it shall require and subject to the provisions of Section 5.12, the Trustee shall, proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities allowed in such judicial proceeding, and

(2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 5.5 Trustee May Enforce Claims without Possession of Securities

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected

Any money collected by the Trustee pursuant to this Article 5 with respect to Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of such Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.7;

SECOND: To the payment of the amounts then due and unpaid upon such Securities for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts, respectively; and

THIRD: The balance, if any, to the Company.

Section 5.7 Limitations on Suits

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2) (a) in the case of an Event of Default specified in clause (1), (2), (5) and (6) of the definition thereof, Holders of not less than 25%, or (b) in the case of an Event of Default other than as specified in clause (1), (2), (5) and (6) of the definition thereof, Holders of not less than a majority, in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8 Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Section 3.5 and Section 3.7) interest on, and any Additional Amounts with respect to, such Security, on the respective Stated Maturity or Maturities therefor specified in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to any Holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 5.12 Control by Holders of Securities

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series and would not involve the Trustee in personal liability,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.

Section 5.13 Waiver of Past or Existing Defaults

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any past or existing default or Event of Default hereunder with respect to such series and its consequences, except a continuing default:

(1) in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article 9 hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Waiver of Stay or Extension Laws

The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment, on or after the date for repayment) or for the enforcement of the right, if any, to convert or exchange any Security into Common Stock or other securities, cash or other property in accordance with its terms.

ARTICLE 6

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Except during the continuance of an Event of Default with respect to the Securities of a series of which a Responsible Officer has actual knowledge, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such Securities, and no implied covenants or obligations shall be read into this Indenture with respect to such Securities against the Trustee. In case an Event of Default of which a Responsible Officer has actual knowledge with respect to the Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, with respect to such Securities, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2 Certain Rights of Trustee

Subject to the provisions of Section 6.1:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 3.3 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may but shall not be obligated to make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney or custodians appointed with due care by it hereunder;

(8) the Trustee shall not be liable in its individual capacity for any action taken or suffered to be taken, unless it shall be proved that the Trustee was negligent, acted in bad faith or engaged in willful misconduct;

(9) the Authenticating Agent, Paying Agent, and Security Registrar shall have the same protections as the Trustee set forth hereunder;

(10) the Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture, and, to the extent not so provided herein, with respect to any act requiring the Trustee to exercise its own discretion, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any Securities, unless it shall be proved that, in connection with any such action taken, suffered or omitted or any such act, the Trustee was negligent, acted in bad faith or engaged in willful misconduct;

(11) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

(12) the Trustee shall not be charged with knowledge or required to take notice of any default or Event of Default with respect to the Securities unless either (A) a Responsible Officer shall have actual knowledge of such default or Event of Default or (B) written notice of such default or Event of Default, which references the Securities and this Indenture, shall have been given to a Responsible Officer by the Company or other obligor on such Securities or by any Holder of such Securities;

(13) the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(14) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian, director, officer, employee and other Person employed to act hereunder;

(15) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(16) the permissive rights of the Trustee to take certain actions under or perform any discretionary act enumerated in this Indenture shall not be construed as a duty unless so specified herein, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such action or act;

(17) the Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture;

(18) in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(19) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.3 Notice of Defaults

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series of which a Responsible Officer has actual knowledge, the Trustee shall give the Holders of Securities of such series entitled to receive reports pursuant to Section 7.3, notice of such default hereunder actually known to a Responsible Officer, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Amounts or any sinking fund or purchase fund installment with respect to, any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.1(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.4 Not Responsible for Recitals or Issuance of Securities

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof. Except with respect to the authentication of Securities pursuant to Section 3.3, the Trustee shall not be responsible for the legality or the validity of this Indenture or any Securities issued or to be issued hereunder.

Section 6.5 May Hold Securities

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 6.6 Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.7 Compensation and Reimbursement

The Company agrees:

(1) to pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing between the Company and the Trustee for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be caused by the Trustee’s own negligence or willful misconduct; and

(3) to fully indemnify each of the Trustee and any predecessor Trustee and its agents, officers, directors and employees for, and to hold them harmless against, any loss, liability, damage, claim or expense (including reasonable legal fees and expenses), including taxes (other than taxes based on the income of the Trustee), incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim or liability (whether asserted by the Company, a Holder of Securities, or any other Person) in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the payment obligations of the Company under this Section 6.6, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on, or any Additional Amounts with respect to, particular Securities. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after a default or Event of Default specified in Section 5.1(5) and 5.1(6) hereof occurs, the expenses and the compensation for the services (including the fees and expense of its agents and counsel) are intended to constitute expense of administration under U.S. Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors.

Without prejudice to any other rights available to the Trustee under applicable law, to the extent permitted by law any compensation or expense incurred by the Trustee after a default specified in or pursuant to Section 5.1 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 6.7 shall include any predecessor Trustee but the negligence or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 6.7.

Notwithstanding any other provision of this Indenture to the contrary, in no event shall the Trustee be liable for special, indirect or consequential damages of any kind whatsoever (including but not limited to lost profits) even if the Trustee had been advised of the likelihood of such loss or damage and regardless of the form of action.

The provisions of this Section 6.7 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and shall apply with equal force and effect to the Trustee in its capacity as Authenticating Agent, Paying Agent or Security Registrar.

Section 6.8 Corporate Trustee Required; Eligibility; Conflicting Interests

There shall at all times be a Trustee hereunder that is a Corporation or a national banking association, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 6.9 Resignation and Removal; Appointment of Successor

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.10.

(2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series. The Trustee for one or more series of Securities may be removed by the Company, so long as no default or Event of Default has occurred and is continuing with respect to such series.

(4) If at any time:

(a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(b) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Company or any such Holder, or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,

(i) the Company, by or pursuant to a Company Order, may remove the Trustee with respect to all Securities or the Securities of such series, or

(ii) subject to Section 5.15, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Company Order, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

(7) In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

Section 6.10 Acceptance of Appointment by Successor

(1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.3, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor Trustee relates and subject to Section 10.3 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its lien, if any, provided for in Section 6.7.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article 6.

Section 6.11 Merger; Conversion; Consolidation; or Succession to Business

Any Corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided such Corporation or national banking association shall otherwise be qualified and eligible under this Article 6, in each case without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.12 Appointment of Authenticating Agent

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption or partial repayment or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent must be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation or national banking association that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, it shall resign immediately in the manner and with the effect specified in this Section 6.12.

Any Corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation or national banking association succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation or national banking association shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.12 to the extent agreed in writing.

The provisions of Section 3.3, Section 6.1, Section 6.4 and Section 6.5 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section 6.12, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

as Trustee	,

By:
As Authenticating Agent

By:
Authorized Officer

Dated:

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by Company Request (which writing need not be accompanied by or contained in an Officer’s Certificate), shall appoint in accordance with this Section 6.12 (and subject to such procedures as shall be acceptable to the Trustee) an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1 Company to Furnish Trustee Names and Addresses of Holders

In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee:

(1) semi-annually with respect to Securities of each series not later than 15 days after each Regular Record Date in respect of Securities of a series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders of such Securities as of the applicable date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 7.2 Preservation of Information; Communications to Holders

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 7.3 Reports by Trustee

(1) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 3.1, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(2) The Trustee shall transmit any reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(3) A copy of each report, if any, described in Section 7.3(1) and (2) shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

Section 7.4 Reports by Company

The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1) file with the Trustee, within 30 days after the Company has filed the same with the Commission, unless such reports are available on the Commission’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d) of the Exchange Act, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 7.4 as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE 8

CONSOLIDATION, MERGER AND SALES

Section 8.1 Company May Consolidate, etc., Only on Certain Terms

The Company shall not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its Subsidiaries (taken as a whole) to another Person in one or more related transactions unless:

(1) either: (A) the Company is the survivor; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, in form reasonably satisfactory to the Trustee, executed by the successor Person and delivered to the Trustee, the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to, all the Securities and the performance of every obligation in this Indenture and the Outstanding Securities on the part of the Company to be performed or observed and shall provide for conversion or exchange rights in accordance with the provisions of the Securities of any series that are convertible or exchangeable into Common Stock or other securities, cash or other property;

(3) either the Company or the successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 8 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(4) immediately after giving effect to such transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Section 8.2 Successor Person Substituted for Company

Upon any consolidation by the Company with or merger of the Company into any other Person or Persons where the Company is not the survivor or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the properties and assets of its Subsidiaries (taken as a whole) to any Person or Persons in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures Without Consent of Holders

Without the consent of any Holders of Securities, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; provided, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such a default or may limit the remedies available to the Trustee upon an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default; or

(3) to establish the form or terms of Securities of any series as permitted by Section 2.1 and Section 3.1; or

(4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or

(5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that no action pursuant to this clause (5) shall adversely affect the interests of the Holders of Securities of any series then Outstanding in any material respect; or

(6) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(7) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or

(8) to supplement any of the provisions of this Indenture to such extent as shall be necessary for the defeasance and discharge of any series of Securities pursuant to Article 4, provided that any such action shall not adversely affect the interests of any Holder of an Outstanding Security of such series or any other Security in any material respect; or

(9) to make provisions with respect to conversion or exchange rights of Holders of Securities of any series; or

(10) to add guarantees in respect of the Securities of one or more series and to provide for the terms and conditions of release thereof; or

(11) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets and to provide for the terms and conditions of release thereof; or

(12) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(13) to provide for Definitive Securities in addition to or in place of Global Securities; or

(14) to qualify the Indenture under the Trust Indenture Act; or

(15) with respect to the Securities of a series, to conform the text of the Indenture or the Securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such Securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the Indenture or such Securities; or

(16) to make any other change that does not adversely affect the rights of Holders of Outstanding Securities in any material respect.

The Trustee is hereby required to join with the Company and any guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.2 Supplemental Indentures With Consent of Holders

With the consent of the Holders of not less than a majority (or such greater amount as is provided for a particular series of Securities) in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such series), by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or of the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall:

(1) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Security, or reduce the principal amount thereof or the rate (or modify the calculation of such rate in a manner that reduces such rate) of interest thereon or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.4, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the amount thereof provable in bankruptcy pursuant to Section 5.4, change the redemption provisions or adversely affect the right of repayment at the option of any Holder as contemplated by Article 13, or change the Place of Payment for any Security or the Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment); or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series the consent of the Holders of which are required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 15.4 for quorum or voting; or

(3) modify any of the provisions of this Section 9.2 or Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(4) make any change that adversely affects the right to convert or exchange any Security into or for Common Stock or other securities, cash or other property in accordance with the terms of such Security.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Upon the request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Securities as aforesaid, the Trustee shall join with the Company and any guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Section 9.3 Execution of Supplemental Indentures

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4 Revocation of Consents

Notwithstanding clause (5) of Section 1.4, any Holder of a Security or future Holder of the same Security may revoke a consent as to its Security or portion of a Security. Any revocation of a consent by the Holder of a Security or any such future Holder shall be effective only if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite number of consents have been received. If, however, a record date is fixed pursuant to Section 1.4, then notwithstanding the second preceding sentence, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 9.5 Effect of Supplemental Indentures

A supplemental indenture or waiver becomes effective upon the (a) receipt by the Company or the Trustee of the requisite number of consents (if required), (b) satisfaction of any conditions to effectiveness as set forth in this Indenture or any such supplemental indenture or waiver and (c) with respect to a supplemental indenture, execution of such supplemental indenture by the Company and the Trustee. After a supplemental indenture or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (4) of Section 9.2, in which case, the supplemental indenture or waiver shall bind a Holder of a Security who is affected thereby only if it has consented to such supplemental indenture or waiver and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security. Upon the effectiveness of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and, except as provided in the preceding sentence, every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.6 Reference in Securities to Supplemental Indentures

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.7 Conformity with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.8 Notice of Supplemental Indenture

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 9.2, the Company shall transmit to the Holders of Outstanding Securities of any series affected thereby a notice setting forth the substance of such supplemental indenture; provided, that any failure to provide, or any defect in any such notice, shall not impair the validity of any such supplemental indenture.

ARTICLE 10

COVENANTS

Section 10.1 Payment of Principal, any Premium, Interest and Additional Amounts

The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, any premium and interest on and any Additional Amounts with respect to, the Securities of such series in accordance with the terms thereof and this Indenture.

Section 10.2 Maintenance of Office or Agency

The Company shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series relating thereto and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.

Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates as the Place of Payment for each series of Securities the Borough of Manhattan, The City of New York, and initially appoints the Corporate Trust Office of                     , located at                     , as the Office or Agency of the Company in the Borough of Manhattan, The City of New York for such purpose. The Company may subsequently appoint a different Office or Agency in the Borough of Manhattan, The City of New York for the Securities of any series.

Section 10.3 Money for Securities Payments to Be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

The Company shall cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Security of any series and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company either cause to be published once, in an Authorized Newspaper in each Place of Payment for such series, or may cause to be mailed once to Holders of Registered Securities of such series, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor later than two years after such principal and any premium or interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.4 Additional Amounts

If any Securities of a series provide for the payment of Additional Amounts, the Company agrees to pay to the Holder of any such Security Additional Amounts as provided in or pursuant to this Indenture or such Securities. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Securities of the applicable series, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to such series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company shall furnish to the Trustee and the principal Paying Agent or Paying Agents, if other than the Trustee, an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, or interest on the Securities of such series shall be made to Holders of Securities of such series who are United States Aliens (as demonstrated by delivery of appropriate tax forms) without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of such series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities, and the Company agrees to pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 10.4.

Section 10.5 Waiver of Certain Covenants

The Company may omit in any particular instance to comply with any term, provision or condition specified pursuant to Section 3.1 with respect to the Securities of any series if the Company shall have obtained or filed with the Trustee, prior to the time of such failure or omission, evidence (as described in Section 1.4) of the consent of the

Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by Act of such Holders, either waiving such compliance in such instance or generally waiving compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective in accordance with Section 9.5, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.6 Company Statement as to Compliance

(1) If any Securities are Outstanding under this Indenture, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer, stating that:

(a) in the course of the performance of his or her duties as an officer of the Company he or she would normally have knowledge of any default by the Company in the performance of the covenants contained in this Indenture, and

(b) to his or her knowledge, the Company has complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a noncompliance in the fulfillment of any such condition or covenant, specifying each such noncompliance known to him or her and the nature and status thereof.

(2) The Trustee shall have no duty to monitor the Company’s compliance with the covenants contained in this Indenture other than to receive written notices described in Section 10.6(1).

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.1 Applicability of Article

Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article 11.

Section 11.2 Election to Redeem; Notice to Trustee

The election of the Company to optionally redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

Section 11.3 Selection by Trustee of Securities to be Redeemed

If less than all of the Securities of any series with the same issue date, interest rate or formula, Stated Maturity and other terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption on a pro rata basis or by lot (whichever is consistent with the Trustee’s customary practice); provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Registered Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, if any Security selected for partial redemption is converted into or exchanged for Common Stock or other securities, cash or other property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 11.4 Notice of Redemption

Notice of redemption shall be given in the manner provided in Section 1.6, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price or if not then ascertainable, the manner of calculation thereof;

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed;

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date, subject to such conditions as may be specified pursuant to Section 3.1 with respect to such Security;

(6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto;

(7) that the redemption is for a sinking fund, if such is the case;

(8) in the case of Securities of any series that are convertible or exchangeable into Common Stock or other securities, cash or other property, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion or exchange; and

(9) the CUSIP number (or any other numbers used by a Depositary to identify such Securities).

A notice of redemption published as contemplated by Section 1.6 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, upon Company Request, by the Trustee in the name and at the expense of the Company.

Section 11.5 Deposit of Redemption Price

At or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 11.4, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 3.1 or in the Securities of such series) any accrued interest on and Additional Amounts with respect to such accrued interest, all such Securities or portions thereof which are to be redeemed on that date.

Section 11.6 Securities Payable on Redemption Date

Notice of redemption having been given as aforesaid and all conditions specified pursuant to Section 3.1 having been satisfied, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any accrued interest and Additional Amounts to the Redemption Date; provided, however, that, except as otherwise specified in or pursuant to this Indenture or the Registered Securities of such series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 3.7.

Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, if any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7 Securities Redeemed in Part

Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered. If a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to or on behalf of the U.S. Depositary or other Depositary for such Global Security as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

Section 11.8 Repurchases on the Open Market

The Company or any Affiliate of the Company may at any time or from time to time repurchase any of the Securities in the open market or otherwise. Such Securities may, at the option of the Company or the relevant Affiliate of the Company, be held, resold or surrendered to the Trustee for cancellation.

ARTICLE 12

SINKING FUNDS

Section 12.1 Applicability of Article

The provisions of this Article 12 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

Section 12.2 Satisfaction of Sinking Fund Payments with Securities

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company) and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such

Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 12.2, the principal amount of Securities of such series to be redeemed in order to satisfy the remaining sinking fund payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

Section 12.3 Redemption of Securities for Sinking Fund

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 12.2, and the basis for such credit and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officer’s Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.6 and Section 11.7.

ARTICLE 13

REPAYMENT AT THE OPTION OF HOLDERS

Section 13.1 Applicability of Article

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 3.9, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled. Notwithstanding anything to the contrary contained in this Section 13.1, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

ARTICLE 14

SECURITIES IN FOREIGN CURRENCIES

Section 14.1 Applicability of Article

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary pursuant to this Indenture or the Securities of any particular series, any amount in respect of any Security denominated in a Foreign Currency shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.

ARTICLE 15

MEETINGS OF HOLDERS OF SECURITIES

Section 15.1 Purposes for Which Meetings May Be Called

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article 15 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 15.2 Call, Notice and Place of Meetings

(1) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 15.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee may select and as shall be acceptable to the Company. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 25% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section 15.2.

Section 15.3 Persons Entitled to Vote at Meetings

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 15.4 Quorum; Action

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a different percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.2, any resolution with respect to any consent or waiver which this

Indenture or any supplemental indenture expressly provides may be given by the Holders of at least 66-2/3% in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66-2/3% in principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture or any supplemental indenture expressly provides may be made, given or taken by the Holders of a different specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section 15.4 shall be binding on all the Holders of Securities of such series, whether or not such Holders were present or represented at the meeting.

Section 15.5 Determination of Voting Rights; Conduct and Adjournment of Meetings

(1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

(2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 15.2(2), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(3) At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4) Any meeting of Holders of Securities of any series duly called pursuant to Section 15.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 15.6 Counting Votes and Recording Action of Meetings

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the permanent secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the permanent secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.2 and, if applicable, Section 15.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

RED LION HOTELS CORPORATION

By:
Name:
Title:

as Trustee

By:
Name:
Title: